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                                   EXHIBIT 21
                             AS OF DECEMBER 31, 2002

A TABLE OF SUBSIDIARIES OF LIBERTY SATELLITE & TECHNOLOGY, INC. IS SET FORTH BELOW, INDICATING AS TO EACH THE STATE OR JURISDICTION OF ORGANIZATION AND THE NAMES UNDER WHICH SUCH SUBSIDIARIES DO BUSINESS. SUBSIDIARIES NOT INCLUDED IN THE TABLE ARE INACTIVE OR, CONSIDERED IN THE AGGREGATE AS A SINGLE SUBSIDIARY, WOULD NOT CONSTITUTE A SIGNIFICANT SUBSIDIARY.

                                      State/Country
Name                                  of Formation
----                                  -------------
Ascent Entertainment Group, Inc.          DE
Liberty Aero, LLC                         DE
Liberty Astro Holdings, Inc.              DE
Liberty Astro, Inc.                       DE
Liberty Brazil Bonds, Inc.                DE
Liberty IB2, LLC                          DE
Liberty KASTR Corp.                       DE
Liberty Satellite Brazil Bonds, Inc.      DE
Liberty Satellite, LLC                    DE
Liberty XMSR, Inc.                        DE
LMI/LSAT Holdings, Inc.                   DE
LSAT Astro LLC                            DE
OCV Iberia, SA
On Command Argentina, SRL
On Command Canada, Inc.
On Command Corporation                    DE
On Command Development Corporation        DE
On Command DO Brazil, LTDA
On Command Video Corporation              DE
On Command Video Costa Rico, Ltd.
Spectradyne International, Inc.           DE
SpectraVision, Inc.                       TX
Tempo Satellite, Inc.                     OK
TSAT Holding 1, Inc.                      DE
TSAT Holding 2, Inc.                      DE